Exhibit 8.1

Hogan Lovells US LLP Columbia Square 555 Thirteenth Street, NW Washington, DC 20004 T +1 202 637 5600 F +1 202 637 5910 www.hoganlovells.com

______, 2024

Acasti Pharma Inc.
103 Carnegie Center, Suite 300
Princeton, New Jersey 08540

Ladies and Gentlemen:

This opinion letter is being delivered to you in connection with the filing of a registration statement on Form S-4, as amended, with the Securities and Exchange Commission on _____, 2024 (the “Registration Statement”) in respect of the Continuance and Domestication (each as defined below) of Acasti Pharma Inc., a Québec corporation (the “Company”).

For purposes of this letter, references to the “Company” shall mean Acasti Pharma Inc. as it currently exists under Québec law, which will continue under the same name under British Columbia law and Delaware law from and after each of the Continuance and the Domestication, respectively. The term “Acasti Québec” is used to refer to the Company prior to the Continuance, the term “Acasti BC” is used to refer to the Company from and after the Continuance but prior to the Domestication and the term “Acasti Delaware” is used to refer to the Company from and after the Domestication.

In connection with the preparation of this opinion letter, we have examined, and with your consent relied upon, without any independent investigation or review thereof, the following documents (including all exhibits and schedules thereto): (1) the Registration Statement and (2) such other instruments and documents related to each of the Continuance and Domestication as we have deemed necessary or appropriate (the documents described in clauses (1) and (2), collectively, the “Reviewed Documents”).

Acasti Pharma Inc.
______, 2024

Assumptions

In connection with rendering this opinion, we have assumed or obtained representations (which with your consent we are relying upon, and upon which our opinion is premised, without any independent investigation or review thereof), including that:

1.
(A) All information contained in each of the documents we have examined and upon which we have relied in connection with the preparation of this opinion letter is accurate and completely describes all material facts relevant to our opinion, (B) all copies are accurate, (C) all signatures are genuine, and (D) all documents have been or will be, as the case may be, timely and properly executed.

2.
There will have been, by the Continuance Effective Time (as defined below), due execution and delivery of all documents relevant to the Continuance, where due execution and delivery are prerequisites to the effectiveness thereof.

3.
There will have been, by the Domestication Effective Time (as defined below), due execution and delivery of all documents relevant to the Domestication, where due execution and delivery are prerequisites to the effectiveness thereof.

4.
To the extent relevant to our opinion, all representations, warranties, and statements made or agreed to by the Company, their respective managers, employees, officers, directors, and stockholders in connection with the Continuance and Domestication, including, but not limited to, those in the Reviewed Documents, have been and will continue to be true, complete, and accurate in all respects.

5.
The Company will comply with all reporting obligations with respect to the Continuance and Domestication required under the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury regulations (“Treasury Regulations”) promulgated thereunder.

6.
The Continuance will be effectuated by (i) obtaining the authorization of the Québec Enterprise Registrar pursuant to Section 297 of the Business Corporations Act (Québec) (the “QBCA”) and Section 302 of the Business Corporations Act (British Columbia) (the “BCBCA”), followed by (ii) applying under the BCBCA for a certificate of continuation, which shall be issued by the Registrar appointed under the BCBCA (collectively, the “Continuance”). The Continuance will be considered effective upon on the date set forth in the certificate of continuation (the “Continuance Effective Time”). As a result of the Continuance, at the Continuance Effective Time, (i) Acasti Québec will cease to exist within the meaning of the QBCA for Québec law purposes, and (ii) for purposes of the BCBCA, the existence of the Company will be deemed to have commenced on the date the Company commenced its existence in Québec.  Because the BCBCA will consider the Company to have been in existence prior to the Continuance, the Continuance will not result in any change to the Company’s assets or liabilities. Thus, the Company’s assets and liabilities will be the same immediately after the Continuance as they were immediately prior to the Continuance.

Acasti Pharma Inc.
______, 2024

7.
The Domestication will be effectuated by (i) filing an application for authorization to continue out of British Columbia in accordance with Section 308 of the BCBCA, and (ii) filing a certificate of corporate domestication and a new certificate of incorporation of Acasti Delaware with the Secretary of State of the State of Delaware pursuant to Section 388 of the Delaware General Corporation Law (the “DGCL”) (collectively, the “Domestication”). For purposes of both the BCBCA and the DGCL, the Domestication will be considered effective either upon the simultaneous filings of such certificates in the State of Delaware or such later time as may be set forth in such certificates (the “Domestication Effective Time”). As a result of the Domestication, at the Domestication Effective Time, (i) Acasti BC will cease to exist within the meaning of the BCBCA for British Columbia law purposes, and (ii) for purposes of the DGCL, the existence of the Company will be deemed to have commenced on the date the Company commenced its existence in Québec. At the Domestication Effective Time, for purposes of the DGCL, the assets of the Company will remain vested in Acasti Delaware and the liabilities of the Company will remain liabilities of Acasti Delaware.

8.	The Company is, and at all times has been properly treated as a foreign corporation for purposes of the Code.

Opinion

The information in the Registration Statement under the caption “Material United States Federal Income Tax Consequences” to the extent that such information purports to describe provisions of U.S. federal income tax law or legal conclusions with respect thereto, has been reviewed by us and is correct in all material respects.

* * * * *

In addition to the assumptions set forth above, this opinion letter is subject to the exceptions, limitations, and qualifications set forth below:

1.
The opinion set forth in this letter is based on relevant current provisions of the Code, the Treasury Regulations promulgated thereunder (including proposed and temporary Treasury Regulations), and interpretations of the foregoing as expressed in court decisions, applicable legislative history, and the administrative rulings and practices of the Internal Revenue Service (the “IRS”), including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling, all as of the date hereof. These provisions and interpretations are subject to change by the IRS, Congress, and the courts (as applicable), which change may or may not be retroactive in effect and which might result in material modifications of our opinion. Our opinion does not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, nor of a contrary position taken by the IRS or the Treasury Department in regulations or rulings issued in the future. In this regard, an opinion of counsel with respect to an issue represents counsel’s best professional judgment with respect to the outcome on the merits with respect to such issue, if such issue were to be litigated, but an opinion is not binding on the IRS or the courts and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS. The Company has not requested and will not request a ruling from the IRS as to any of the U.S. federal income tax consequences addressed in this opinion letter. Furthermore, no assurance can be given that future legislative, judicial, or administrative changes, including on a retroactive basis, would not adversely affect the accuracy of the opinion expressed herein.

Acasti Pharma Inc.
______, 2024

2.
This letter addresses only the specific tax opinion set forth above. Our opinion does not address any other U.S. federal, state, local, or non-U.S. tax consequences that will or may result from the Continuance, Domestication or any other transaction (including any transaction undertaken in connection with the Continuance or Domestication or contemplated by the Reviewed Documents).

3.
Our opinion set forth herein is based upon, among other things, the description of the Continuance and Domestication as set forth in the Registration Statement. No opinion is expressed as to any transaction other than the Continuance and Domestication, or with respect to the Continuance and Domestication, unless each of the Continuance and Domestication is consummated in accordance with the description set forth in the Registration Statement and as described in the assumptions set forth herein, and also unless all of the representations, warranties, statements, and assumptions upon which we have relied are true, complete, and accurate at all times. In the event that the actual facts relating to any aspect of the Continuance or Domestication differ from those set forth in the Registration Statement and as described in the assumptions set forth herein, or if any one of the representations, warranties, statements, or assumptions upon which we have relied to issue this opinion letter is incorrect, our opinion might be adversely affected and may not be relied upon.

This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement and speaks as of the date hereof. We undertake no responsibility by reason of this opinion letter or otherwise to advise you or any other person of any changes in our opinion subsequent to the delivery of this opinion letter. This opinion letter may not be distributed, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our prior written consent. Except as provided in the next sentence, this opinion letter may not be relied on by any other person, or for any other purpose, without our prior written consent, which may be withheld in our sole discretion.

We hereby consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statement and the reference to Hogan Lovells US LLP under the caption “Legal Matters” in the Registration Statement.  In giving this consent, however, we do not admit thereby that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Acasti Pharma Inc.
______, 2024

Very truly yours,

HOGAN LOVELLS US LLP